                                  EXHIBIT 4.16






                                DEPOSIT AGREEMENT
                                    (Class D)

                            Dated as of May 17, 2001


                                     between


                            WILMINGTON TRUST COMPANY

                                 as Escrow Agent


                                       and


                                 CITIBANK, N.A.

                                  as Depositary

         DEPOSIT AGREEMENT (Class D) dated as of May 17, 2001 (as amended, modified or supplemented from time to time, this "Agreement") between WILMINGTON TRUST COMPANY, a Delaware banking corporation, as Escrow Agent under the Escrow and Paying Agent Agreement referred to below (in such capacity, together with its successors in such capacity, the "Escrow Agent"), and CITIBANK, N.A., a national banking association as depositary bank hereunder (the "Depositary").

                               W I T N E S S E T H

         WHEREAS, America West Airlines, Inc. ("America West") and Wilmington Trust Company, not in its individual capacity except as otherwise expressly provided therein, but solely as trustee (in such capacity, together with its successors in such capacity, the "Pass Through Trustee") have entered into a Pass Through Trust Agreement dated as of May 17, 2001 (as amended, modified or supplemented from time to time in accordance with the terms thereof, the "Pass Through Trust Agreement") relating to America West Airlines Pass Through Trust 2001-1D-O pursuant to which the America West Airlines Pass Through Trust, Series 2001-1D-O Certificates referred to therein (the "Certificates") are being issued (the date of such issuance, the "Issuance Date");

         WHEREAS, America West and Salomon Smith Barney Inc., Deutsche Banc Alex. Brown Inc., Mizuho International plc, Banc One Capital Markets, Inc. and Tokyo-Mitsubishi International plc (collectively, the "Initial Purchasers" and, together with their respective transferees and assigns as registered owners of the Certificates, the "Investors") have entered into a Purchase Agreement dated as of May 10, 2001 pursuant to which the Pass Through Trustee will issue and sell the Certificates to the Initial Purchasers (the net proceeds of such sale being herein referred to as the "Net Proceeds");

         WHEREAS, America West, the Pass Through Trustee, certain other pass through trustees and certain other persons concurrently herewith are entering into the Note Purchase Agreement, dated as of the date hereof (the "Note Purchase Agreement"), pursuant to which the Pass Through Trustee has agreed to acquire from time to time on or prior to the Delivery Period Termination Date (as defined in the Note Purchase Agreement) equipment notes (the "Equipment Notes") issued to finance or refinance the acquisition of aircraft by America West, as lessee or as owner, utilizing a portion of the Net Proceeds;

         WHEREAS, the Escrow Agent, the Initial Purchasers, the Pass Through Trustee and Wilmington Trust Company, as paying agent for the Escrow Agent (in such capacity, together with its successors in such capacity, the "Paying Agent") concurrently herewith are entering into an Escrow and Paying Agent Agreement, dated as of the date hereof (as amended, modified or supplemented from time to time in accordance with the terms thereof, the "Escrow and Paying Agent Agreement"); and

         WHEREAS, the Initial Purchasers and the Pass Through Trustee intend that the Net Proceeds (excluding any amount used to purchase Equipment Notes on the Issuance Date) be held in escrow by the Escrow Agent on behalf of the Investors pursuant to the Escrow and Paying Agent Agreement, subject to withdrawal upon request of and proper certification by the Pass Through Trustee for the purpose of purchasing Equipment Notes, and that pending such withdrawal the Net Proceeds be deposited by the Escrow Agent with the Depositary pursuant to this Agreement, which provides for the Depositary to pay interest for distribution to the Investors and to establish accounts from which the Escrow Agent shall make withdrawals upon request of and proper certification by the Pass Through Trustee.

         NOW, THEREFORE, in consideration of the obligations contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

         SECTION 1.1 Acceptance of Depositary. The Depositary hereby agrees to act as depositary bank as provided herein and in connection therewith to accept all amounts to be delivered to or held by the Depositary pursuant to the terms of this Agreement. The Depositary further agrees to hold, maintain and safeguard the Deposits and the Accounts (as defined below) during the term of this Agreement in accordance with the provisions of this Agreement. The Depositary shall neither be responsible for or under, nor chargeable with knowledge of, the terms and conditions of any other agreement, instrument or document executed between and among the parties hereto. This Agreement sets forth all of the obligations of the Depositary, and no additional obligations shall be implied from the terms of this Agreement or any other agreement, instrument or document. The Escrow Agent shall not have any right to withdraw, assign or otherwise transfer moneys held in the Accounts except as permitted by this Agreement.

         SECTION 1.2 Establishment of Accounts. The Escrow Agent hereby instructs the Depositary, and the Depositary agrees, to establish the separate deposit accounts listed on Schedule I hereto and to establish such additional separate deposit accounts as may be required in connection with the deposits contemplated by Section 1.6 hereof (each, an "Account" and collectively, the "Accounts"), each in the name of the Escrow Agent and all on the terms and conditions set forth in this Agreement.

         SECTION 1.3 Deposits. The Escrow Agent shall direct the Initial Purchasers to deposit with the Depositary on the date of this Agreement (the "Deposit Date") in Federal (same day) funds by wire transfer to the account of Citibank, N.A. at Citibank, N.A. 111 Wall Street, 14th Floor, Zone 3, New York, New York 10005, ABA#021000089, Account No. 3611-4325, Attention: Citibank Agency & Trust, Reference: America West Airlines 2001-1D, and the Depositary shall accept from the Initial Purchasers, on behalf of the Escrow Agent, the sum of US$45,000,000 (or such lesser amount equal to the Net Proceeds less amounts used to purchase Equipment Notes on the Issuance Date). Upon acceptance of such sum, the Depositary shall (i) establish each of the deposits specified in Schedule I hereto maturing on December 26, 2002 (including any deposit made pursuant to Section 1.6 hereof, individually, a "Deposit" and, collectively, the "Deposits") and (ii) credit each Deposit to the related Account as set forth therein. No amount shall be deposited in any Account other than the related Deposit.

         SECTION 1.4 Interest. (a) Each Deposit shall bear interest from and including the date of deposit to but excluding the date of withdrawal at the rate of Six-Month LIBOR plus 3.20% per annum for each applicable interest period (computed on the basis of a 360-day year and actual days elapsed) payable to the Paying Agent on behalf of the Escrow Agent semi-annually in arrears on each April 2 and October 2 commencing on October 2, 2001 (each, an "Interest Payment Date") and, as provided in Section 1.5(b) hereof, on the date of the Final Withdrawal (as defined below), all in accordance with the terms of this Agreement (whether or not any such

Deposit is withdrawn on an Interest Payment Date). Interest accrued on any Deposit that is withdrawn pursuant to a Notice of Purchase Withdrawal (as defined below) shall be paid on the next Interest Payment Date, notwithstanding any intervening Final Withdrawal (as defined below). In addition, interest accrued on any Deposit that is withdrawn pursuant to a Notice of Replacement Withdrawal (as defined below) but not paid on the date of the Final Withdrawal shall be paid on the next Interest Payment Date.

         "LIBOR Business Day" means any day on which dealings are carried on in the London interbank market.

         "Regular Distribution Date" has the meaning specified in the Pass Through Trust Agreement.

         "Six-Month LIBOR" means, with respect to each interest period beginning on and including a Regular Distribution Date (or the Issuance Date) and ending on but excluding the next Regular Distribution Date, the interest rate per annum (calculated on the basis of a 360-day year and actual days elapsed) at which deposits in United States dollars are offered to prime banks in the London interbank market as indicated on display page 3750 (British Bankers Association-LIBOR) of the Dow Jones Markets Service (or such other page as may replace such display page 3750 for the purpose of displaying London interbank offered rates for United States dollar deposits) or, if not so indicated, the average (rounded upwards to the nearest 1/100%), as determined by the Escrow Agent, of such rates as indicated on the Reuters Screen LIBO Page (or such other page as may replace such Reuters Screen LIBO Page for the purpose of displaying London interbank offered rates for United States dollar deposits) or, if neither such alternative is indicated, the average (rounded upwards to the nearest 1/100%), as determined by the Escrow Agent, of such rates offered by four major reference banks in the London interbank market, as selected by the Escrow Agent after consultation with America West, to prime banks in the London interbank market, in each case at or about 11:00 a.m. (London time) on the LIBOR Business Day that is two LIBOR Business Days prior to the first day of such interest period (the "Six-Month LIBOR Reference Date") for deposits for a period of six months in an amount substantially equal to the principal amount then outstanding. The Escrow Agent will, if necessary, request that each of the reference banks provide a quotation of its rate. If at least two such quotations are provided, the rate will be the average of the quotations (rounded to the nearest 1/100%). If fewer than two quotations are provided, Six-Month LIBOR will be determined for the applicable Six-Month LIBOR Reference Date as the arithmetic mean of the rates quoted at approximately 11:00 a.m., New York time, on that Six-Month LIBOR Reference Date, by three major banks in New York City, as selected by the Escrow Agent after consultation with America West, for loans in U.S. dollars to lending European banks, for a period of six months, commencing on that Six-Month LIBOR Reference Date, and in a principal amount that is representative of a single transaction in U.S. dollars in that market at that time. If the banks so selected by the Escrow Agent are not quoting as mentioned above, the rate will be Six-Month LIBOR for the immediately preceding interest period.

                  (b) The parties hereto further acknowledge and agree that upon any increase in the rate of interest on the Certificates (such increase referred to as a "Rate Increase") pursuant to the terms of the Registration Rights Agreement, the rate of interest borne by each Deposit in accordance with Section 1.4(a) above shall increase by the amount of such Rate Increase, and upon any subsequent decrease in the rate of interest on the Equipment Notes (such decrease referred to as a "Rate Decrease") pursuant to the terms of the Registration Rights Agreement, the rate of interest borne by such Deposit shall decrease by the amount of such Rate Decrease. For the purposes of this Section 1.4(b), "Registration Rights Agreement" means the Exchange and Registration Rights Agreement dated the date hereof among America West, the Pass Through Trustee, certain other pass through trustees and the Initial Purchasers.

         SECTION 1.5 Withdrawals. (a) On and after the date seven days after the establishment of any Deposit, the Escrow Agent may, by providing a notice of withdrawal to the Depositary by 10:00 a.m. (New York City time) on a Business Day that is at least one Business Day prior to the date of such requested withdrawal in the form of Exhibit A hereto (a "Notice of Purchase Withdrawal"), withdraw not less than the entire principal balance of such Deposit as set forth on Schedule I, except that at any time prior to the actual withdrawal of such Deposit, the Escrow Agent or the Pass Through Trustee may, by notice to the Depositary, cancel such withdrawal (including on the scheduled date therefor), and thereafter such Deposit shall continue to be maintained by the Depositary in accordance with the original terms thereof. Following such withdrawal the balance in the related Account shall be zero and the Depositary shall, subject to the Depositary's payment obligation pursuant to the penultimate sentence of
Section 1.4(a) hereof, close such Account. As used herein, "Business Day" means any day, other than a Saturday, Sunday or other day on which commercial banks are authorized or required by law to close in New York, New York, Phoenix, Arizona or Wilmington, Delaware. The Depositary reserves the right, upon at least 14 days' prior written notice to America West, the Escrow Agent and the Pass Through Trustee, to require seven days' notice for any withdrawal.

                  (b) (i) The Escrow Agent may, subject to Section 1.02(d) of the Escrow and Paying Agent Agreement, by providing at least 15 days' prior notice of withdrawal to the Depositary in the form of Exhibit B hereto (a "Notice of Final Withdrawal"), withdraw the entire amount of all of the remaining Deposits together with the payment by the Depositary of all accrued and unpaid interest on such Deposits to but excluding the specified date of withdrawal (a "Final Withdrawal"), on such date as shall be specified in such Notice of Final Withdrawal. If a Notice of Final Withdrawal has not been given to the Depositary on or before December 5, 2002 and there are unwithdrawn Deposits on such date, the Depositary shall pay the amount of the Final Withdrawal to the Paying Agent on December 26, 2002.

                  (ii) The Escrow Agent may, by providing at least 15 days' prior notice of withdrawal to the Depositary in the form of Exhibit C hereto (a "Notice of Replacement Withdrawal"), withdraw the entire amount of all Deposits then held by the Depositary together with, if specified in such Notice of Replacement Withdrawal, the payment by the Depositary of all accrued and unpaid interest on such Deposits to but excluding the specified date of withdrawal (a "Replacement Withdrawal"), on such date as shall be specified in such Notice of Replacement Withdrawal.

                  (c) If the Depositary receives a duly completed Notice of Purchase Withdrawal or Notice of Final Withdrawal or Notice of Replacement Withdrawal (each, a "Withdrawal Notice") complying with the provisions of this Agreement, it shall make the payments specified therein in accordance with the provisions of this Agreement.

                  If such complying Withdrawal Notice is received by the Depositary no later than 11:00 a.m. (New York City time) on a Business Day, the Depositary shall make the payments requested in such Withdrawal Notice no later than 11:00 a.m. (New York City time) on the next succeeding Business Day or such later day specified in such Withdrawal Notice, and if such complying Withdrawal Notice is received by the Depositary after 11:00 a.m. (New York City time) on a Business Day, the Depositary shall make the payments requested in such Withdrawal Notice no later than 11:00 a.m. (New York City time) on the second Business Day next following such Business Day.

         SECTION 1.6 Other Accounts. On the date of withdrawal of any Deposit pursuant to a Notice of Purchase Withdrawal, the Escrow Agent, or the Pass Through Trustee on behalf of the Escrow Agent, shall be entitled to re-deposit with the Depositary any portion thereof and the Depositary shall accept the same for deposit hereunder; provided the Depositary receives a written request from the Escrow Agent or the Pass Through Trustee on behalf of the Escrow Agent. On the Issuance Date, the Escrow Agent, or the Pass Through Trustee, on behalf of the Escrow Agent, shall be entitled to deposit with the Depositary any portion of the Net Proceeds not theretofore deposited hereunder and not used to purchase Equipment Notes on such date and the Depositary shall accept the same for deposit hereunder; provided the Depositary receives a written request from the Escrow Agent or the Pass Through Trustee on behalf of the Escrow Agent. Any sums so received for deposit shall be established as a new Deposit and credited to a new Account, all as more fully provided in Section 1.3 hereof, and thereafter the provisions of this Agreement shall apply thereto as fully and with the same force and effect as if such Deposit had been established on the Deposit Date except that (i) such Deposit may not be withdrawn prior to the date seven days after the establishment thereof and (ii) such Deposit shall mature on December 26, 2002 and bear interest as provided in Section 1.4. The Depositary shall promptly give notice to the Escrow Agent of receipt of each such re-deposit and the account number assigned thereto.

         SECTION 2. Termination. This Agreement shall terminate on the fifth Business Day after the later of the date on which (i) all of the Deposits shall have been withdrawn and paid as provided herein without any re-deposit of such funds and (ii) all accrued and unpaid interest on the Deposits shall have been paid as provided herein, but in no event prior to the date on which the Depositary shall have performed in full its obligations hereunder. For the avoidance of doubt, the obligations of the Depositary under the last two sentences of Section 1.4(a) hereof shall remain in full force and effect notwithstanding the execution and delivery of a replacement Deposit Agreement in accordance with Section 4(a)(vii) of the Note Purchase Agreement.

         SECTION 3. Payments. All payments (including, without limitation, those payments made in respect of Taxes (as defined and provided for below)) made by the Depositary hereunder shall be paid in United States Dollars and immediately available funds by wire transfer (i) in the case of accrued interest on the Deposits payable under Section 1.4 hereof or any Final Withdrawal, directly to the Paying Agent at Wilmington Trust Company, Wilmington, Delaware, ABA# 031100092, for credit to the account of America West 2001-1, Account No. 55175-0, Attention: Tracy McLamb, Telephone No. (302) 651-1065, Reference:
America West 2001-1D, or to such other account as the Paying Agent may direct from time to time in writing to the Depositary and the Escrow Agent and (ii) in the case of any withdrawal of one or more Deposits pursuant to a Notice of Purchase Withdrawal or Notice of Replacement Withdrawal, directly to or as directed by the Pass Through Trustee as specified and in the manner provided in such Notice of Purchase Withdrawal or Notice of Replacement Withdrawal. The Depositary hereby waives any and all rights of set-off, combination of accounts, right of retention or similar right

(whether arising under applicable law, contract or otherwise) it may have against the Deposits howsoever arising. All payments on or in respect of each Deposit shall be made free and clear of and without reduction for or on account of any and all taxes, levies or other impositions or charges (collectively, "Taxes"). However, if the Depositary or the Paying Agent (pursuant to Section
2.04 of the Escrow and Paying Agent Agreement) shall be required by law to deduct or withhold any Taxes from or in respect of any sum payable hereunder, the Depositary shall (i) make such deductions or withholding and (ii) pay the full amount deducted or withheld (including in respect of such additional amounts) to the competent taxation authority. If the date on which any payment due on any Deposit would otherwise fall on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day, and no additional interest shall accrue in respect of such extension.

         SECTION 4. Representation and Warranties. The Depositary hereby represents and warrants to America West, the Escrow Agent, the Pass Through Trustee, the Initial Purchasers and the Paying Agent that:

                  (1) it is a national banking association duly organized and existing under the laws of the United States;

                  (2) it has full power, authority and legal right to conduct its business and operations as currently conducted and to enter into and perform its obligations under this Agreement;

                  (3) the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of it and do not require any stockholder approval, or approval or consent of any trustee or holder of any indebtedness or obligations of it, and this Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding obligations enforceable against it in accordance with the terms hereof;

                  (4) no authorization, consent or approval of or other action by, and no notice to or filing with, any United States federal or state governmental authority or regulatory body is required for the execution, delivery or performance by it of this Agreement;

                  (5) neither the execution, delivery or performance by it of this Agreement, nor compliance with the terms and provisions hereof, (A) conflicts or will conflict with or results or will result in a breach or violation of any of the terms, conditions or provisions of, or will require any consent or approval under, any law, governmental rule or regulation or the charter documents, as amended, or bylaws, as amended, of it or any similar instrument binding on it or any order, writ, injunction or decree of any court or governmental authority against it or by which it or any of its properties is bound or (B) results or will result in a material breach or material violation of any of the terms, conditions or provisions of any indenture, mortgage or contract or other agreement or instrument to which it is a party or by which it or any of its properties is bound, or constitutes or will constitute a material default thereunder or results or will result in the imposition of any lien upon any of its properties; and

                  (6) there are no pending or, to its knowledge, threatened actions, suits, investigations or proceedings (whether or not purportedly on behalf of it) against or affecting it or any of its property before or by any court or administrative agency which, if adversely determined, (i) would adversely affect the ability of it to perform its obligations under this Agreement or (ii) would call into question or challenge the validity of this Agreement or the enforceability hereof in accordance with the terms hereof, nor is the Depositary in default with respect to any order of any court, governmental authority, arbitration board or administrative agency so as to adversely affect its ability to perform its obligations under this Agreement.

         SECTION 5. Transfer. Neither party hereto shall be entitled to assign or otherwise transfer this Agreement (or any interest herein) other than (in the case of the Escrow Agent) to a successor escrow agent under the Escrow and Paying Agent Agreement, and any purported assignment in violation thereof shall be void. This Agreement shall be binding upon the parties hereto and their respective successors and (in the case of the Escrow Agent) permitted assigns. Upon the occurrence of the Transfer (as defined below) contemplated by the Assignment and Assumption Agreement (as defined below), the Pass Through Trustee shall (without further act) be deemed to have transferred all of its right, title and interest in and to this Agreement to the trustee of the Successor Trust (as defined below) and, thereafter, the trustee of the Successor Trust shall be deemed to be the "Pass Through Trustee" hereunder with the rights of the "Pass Through Trustee" hereunder, and each reference herein to "America West Airlines Pass Through Trust 2001-1D-O" shall be deemed to be a reference to "America West Airlines Pass Through Trust 2001-1D-S". The Escrow Agent and the Depositary hereby acknowledge and consent to the Transfer contemplated by the Assignment and Assumption Agreement. For the purposes of this Section 6, "Transfer" means the transfer contemplated by the Assignment and Assumption Agreement; "Assignment and Assumption Agreement" means the Assignment and Assumption Agreement to be entered into between the Pass Through Trustee and the trustee of the Successor Trust, substantially in the form of Exhibit D to the Pass Through Trust Agreement; and "Successor Trust" means the America West Airlines Pass Through Trust 2001-1D-S.

         SECTION 6. Amendment, Etc. This Agreement may not be amended, waived or otherwise modified except by an instrument in writing signed by the parties hereto.

         SECTION 7. Notices.

         (a) Unless otherwise expressly provided herein, any notice, instruction or other communication under this Agreement shall be in writing (including by facsimile) and shall be deemed to be given and effective upon receipt thereof (or, if received after normal business hours, the next open of business on a Business Day). All notices shall be sent to (x) in the case of the Depositary, Citibank, N.A. 111 Wall Street, 14th Floor, Zone 3, New York, New York 10005,
Attention: Citibank Agency & Trust (Telecopier: (212) 657-3862) or (y) in the case of the Escrow Agent, Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration (Telecopier: (302) 651-8882), in each case, with a copy to the Pass Through Trustee, Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration (Telecopier: (302) 651-8882) and to America West, America West Airlines, Inc., 4000 East Sky Harbor Boulevard, Phoenix, Arizona 95043, Attention: Senior Vice President-Legal Affairs (Telecopier: (480) 693-5904) (or at such other address as any such party may specify from time to time in a written notice to the parties hereto). On or prior to the execution of this Agreement, the Escrow Agent has delivered to the Depositary an incumbency certificate containing specimen signatures of the representatives of the Escrow Agent who are authorized to give notices and instructions with respect to this Agreement. The Depositary may conclusively rely on such certificate until the Depositary receives written notice from the Escrow Agent to the contrary.

         (b) The Depositary shall be fully protected and authorized in relying upon any instruction, notice, certification, demand, consent, authorization, receipt, power of attorney or other writing delivered to it by any party without being required to make any investigation or inquiry thereof to determine the authenticity or validity thereof or the correctness of any fact stated therein, the propriety or validity of the service thereof, or the jurisdiction of the court issuing any judgment or order. The Depositary may act in reliance upon any signature believed by it to be genuine, and may assume that such person has been properly authorized to do so. The Depositary shall not be deemed to have any duty or notice unless and until it has been provided with written notice.

         SECTION 8. Obligations Unconditional. The Depositary hereby acknowledges and agrees that its obligation to repay each Deposit together with interest thereon as provided herein is absolute, irrevocable and unconditional and constitutes a full recourse obligation of the Depositary enforceable against it to the full extent of all of its assets and properties.

         Anything to the contrary notwithstanding, the Depositary may consult with legal counsel of its selection in the event of any dispute, or question as to the meaning or construction of any of the provisions hereof or its duties hereunder, and it shall incur no liability and shall be fully authorized and protected in acting in accordance with the opinion and instructions of such counsel.

         SECTION 9. Funds Transfers. In the event funds transfer instructions are given (other than in writing at the time of execution of this Agreement), whether in writing, by telecopier or otherwise, the Depositary is authorized to seek confirmation of such instructions by telephone call back to the person or persons designated, and the Depositary may rely upon the confirmations of anyone purporting to be the person or persons so designated. To assure accuracy of the instructions its receives, the Depositary may record such telephone call backs. If the Depositary is unable to confirm any instructions, or if not satisfied with the confirmation it receives, it will not execute the instruction until all issues have been resolved. The person and telephone numbers for call backs may be changed only in writing actually received and acknowledged by the Depositary. The Depositary shall receive notification of any errors, delays or other problems within thirty (30) days after a transaction has been executed.

         SECTION 10. Entire Agreement. This Agreement (including all attachments hereto) sets forth all of the promises, covenants, agreements, conditions and understandings between the Depositary and the Escrow Agent with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and undertakings, inducements or conditions, express or implied, oral or written.

         SECTION 11. Governing Law. This Agreement, and the rights and obligations of the Depositary and the Escrow Agent with respect to the Deposits, shall be governed by, and construed in accordance with, the law of the State of New York.

         SECTION 12. Waiver of Jury Trial Right. EACH OF THE DEPOSITARY AND THE ESCROW AGENT ACKNOWLEDGES AND ACCEPTS THAT IN ANY SUIT, ACTION

OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT SUCH PARTY IRREVOCABLY WAIVES ITS RIGHT TO A TRIAL BY JURY.

         SECTION 13. Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one instrument.



                                      * * *

                  IN WITNESS WHEREOF, the Escrow Agent and the Depositary have caused this Deposit Agreement to be duly executed as of the day and year first above written.



                                            WILMINGTON TRUST COMPANY,
                                               as Escrow Agent


                                            By:    /s/  W. Chris Sponenberg
                                                 -------------------------------
                                               Name:    W. Chris Sponenberg
                                               Title:   Assistant Vice President


                                            CITIBANK, N.A., as Depositary


                                            By:    /s/  Jenny Cheng
                                                 -------------------------------
                                               Name:    Jenny Cheng
                                               Title:   Vice President

                                                                      Schedule I

                              Schedule of Deposits
                                    (Class D)

         Tail Number                  Deposit Amount                 Account No.
         -----------                  --------------                 -----------
           N825AW                      $3,220,400                      103904
           N826AW                      $3,220,400                      103905
           N827AW                      $3,220,400                      103906
           N828AW                      $3,220,400                      103907
           N829AW                      $3,157,400                      103908
           N830AW                      $3,157,400                      103909
           N831AW                      $3,094,400                      103910
           N832AW                      $2,899,100                      103911
           N664AW                      $4,364,800                      103912
           N665AW                      $4,295,500                      103913
           N667AW                      $4,030,900                      103914
           N668AW                      $2,515,000                      103915
           N669AW                      $1,257,500                      103916

                                    EXHIBIT A

                          NOTICE OF PURCHASE WITHDRAWAL



Citibank, N.A.
111 Wall Street, 14th Floor, Zone 3
New York, New York  10005
Attention:  Citibank Agency & Trust
(Telecopier:  (212) 657-3866)


Gentlemen:

         Reference is made to the Deposit Agreement (Class D) dated as of May 17, 2001 (the "Deposit Agreement") between Wilmington Trust Company, as Escrow Agent, and Citibank, N.A., as Depositary (the "Depositary").

         In accordance with Section 1.5(a) of the Deposit Agreement, the undersigned hereby requests the withdrawal of the entire amount of the Deposit, $_______, Account No. ____________.

         The undersigned hereby directs the Depositary to pay the proceeds of the Deposit to [________________, Account No. _____, Reference: _________] on
__________, 200_, upon the telephonic request of a representative of Wilmington Trust Company, the Pass Through Trustee.


                                                      WILMINGTON TRUST COMPANY,
                                                      as Escrow Agent



                                                      By:_______________________
                                                         Name:
                                                         Title:


Dated: __________, 200_

                                    EXHIBIT B

                           NOTICE OF FINAL WITHDRAWAL

Citibank, N.A.
111 Wall Street, 14th Floor, Zone 3
New York, New York  10005
Attention:  Citibank Agency & Trust
(Telecopier:  (212) 657-3866)

Gentlemen:

         Reference is made to the Deposit Agreement (Class D) dated as of May 17, 2001 (the "Deposit Agreement") between Wilmington Trust Company, as Escrow Agent, and Citibank, N.A., as Depositary (the "Depositary").

         In accordance with Section 1.5(b) of the Deposit Agreement, the undersigned hereby requests the withdrawal of the entire amount of all Deposits for payment on __________, 200_.

         The undersigned hereby directs the Depositary to pay the proceeds of the Deposits [and accrued interest thereon] to the Paying Agent at __________________________, ABA# _____________, Account No. _____________,
Reference: America West 2001-1.


                                                       WILMINGTON TRUST COMPANY,
                                                       as Escrow Agent



                                                      By:_______________________
                                                         Name:
                                                         Title:

Dated: __________, 20__

                                    EXHIBIT C

                        NOTICE OF REPLACEMENT WITHDRAWAL

Citibank, N.A.
111 Wall Street, 14th Floor, Zone 3
New York, New York  10005
Attention: Citibank Agency & Trust
(Telecopier:  (212) 657-3866)

Gentlemen:

         Reference is made to the Deposit Agreement (Class D) dated as of May 17, 2001 (the "Deposit Agreement") between Wilmington Trust Company, as Escrow Agent, and Citibank, N.A., as Depositary (the "Depositary").

         In accordance with Section 1.5(b)(ii) of the Deposit Agreement, the undersigned hereby requests the withdrawal of the entire amount of all Deposits for payment on __________, 20__.

         The undersigned hereby directs the Depositary to pay the proceeds of the Deposits to [________________] at __________________________, ABA#
_____________, Account No. _____________, Reference: America West 2001-1 [and to
pay accrued interest thereon to the Paying Agent at ___________, ABA #___________, Acct. No. ___________, Reference: America West ___ 2001-1]1. [The
undersigned further directs the Depositary to pay the accrued interest on the Deposits to the Paying Agent on _______, __ (the next Interest Payment Date) at ABA # ___________, Account No. __________, Reference: America West 2001-1.]2


                                                   WILMINGTON TRUST COMPANY,
                                                   as Escrow Agent



                                                      By:_______________________
                                                         Name:
                                                         Title:

Dated: __________, 20__




--------
1 To be deleted in the case of a Replacement Withdrawal scheduled for a date which is not an Interest Payment Date (as defined in the Escrow and Paying Agent Agreement).

2 To be inserted only in the case of a Replacement Withdrawal scheduled for a date which is not an Interest Payment Date (as defined in the Escrow and Paying Agent Agreement).